SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                         FORM 8-K

                      CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

                    September 26, 1997
      Date of Report (Date of earliest event reported)



             Nor'Wester Brewing Company, Inc.
   (Exact name of registrant as specified in its charter)



       Oregon             0-27458           93-1099661
  (State or other       (Commission        (IRS Employer
  jurisdiction of         File No.)      Identification No.)
   incorporation)

      66 S.E. Morrison Street, Portland, Oregon  97214
     (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code:
                       (503) 232-9771



                      Not applicable
(Former name or former address, if changed since last report)



Item 5.  Other Events


North Country Joint Venture, LLC today announced that it had surrendered all of its assets to its primary secured creditor. The assets were surrendered to Releta Brewing Company, Inc., assignee of United Breweries of America. North Country Joint Venture, LLC operated a brewery in Saratoga Springs, New York and sold beer under the "North Country" brand. The brewery ceased operations on September 24, 1997. North Country Joint Venture, LLC was wholly owned by Nor'Wester Brewing Company, Inc. Nor'Wester Brewery Company, Inc. recently ceased all operations after collapse of its proposed transaction with United Breweries of America. United Breweries of America was granted a security interest in the assets of North Country Joint Venture, LLC to secure bridge funding for the proposed transaction. United Breweries of America called the loan after it terminated the proposed transaction.




SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                         NOR'WESTER BREWING COMPANY, INC.


Date: September 26, 1997       By: /s/ Jim Bernau
                               Jim Bernau
                               President